SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2007

Exact Name of Registration as Specified in Charter:

Cardiff Communications, Inc.

State of Other Jurisdiction of Incorporation:	Nevada

Commission File Number:	000-05663

IRS Employer Identification Number:	87-0267292

Address and Telephone Number of Principle Executive Offices:
378 North Main, #124; Layton, UT  84041
(801) 273-9300

Item 7.     Change in Registrant's Certifying Accountant.

    Chisholm Bierwolf & Nilson, LLC (“CBN”) conducted audits of the financial statements of the Registrant for the calendar years ended September 30, 2006, and 2005.  These financial statements accompanied the Registrant’s 10-KSB Annual Report for the year ended September 30, 2006 that was previously filed with the Securities and Exchange Commission and which is incorporated herein by reference.

    The reports of Cardiff Communications, Inc., (“the Company”) on the financial statements as of and for the fiscal year ended September 30, 2005, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that CBN issued an explanatory paragraph in its fiscal 2006 and 2005 reports as to the Company’s ability to continue as a going concern.

    During the years ended September 30, 2006 and 2005 and the subsequent interim period, there were no disagreements with CBN on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to CBN’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s financial statements for such years; and there were no reportable events as defined Item 304(a)(iv)(B) of Regulations S-B.

    Upon receiving notification from CBN that they had decided to decline re-election or reappointment as the independent accountants for the Company, the Board of Directors deemed it in the best interest of the shareholders to engage the firm Child, Van Wagoner & Bradshaw, PLLC (“CVB”).

    On May   8, 2007, the Board of Directors approved the change of auditors from CBN to CVB to conduct an audit of  its financial statements as of and for the year ended September 30, 2007.  During the two most recent fiscal years December 31, 2006 and 2005, and through March 31, 2007, the Company has not consulted with CVB regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

    The Company, has provided a copy of this disclosure to CBN  in compliance with the provisions of Item 304 (a)(3) of Regulation S-B.  See Exhibit 16.1 Letter from Accountant’s Firm to the Securities and Exchange Commission dated May 9, 2007.

Item 7.     Financial Statements and Exhibits.

    Exhibits: 16.1 Letter from Chisholm Bierwolf & Nilson, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2007                                                                           Cardiff Communications, Inc.

 /s/Rubin Rodriguez
Rubin Rodriguez
President and Director